Exhibit 28(d)(12)

THE GABELLI EQUITY SERIES FUNDS, INC.

AMENDMENT NO. 1

TO

EXPENSE DEFERRAL AGREEMENT

THIS AMENDMENT dated as of August 17, 2022, is by and between Gabelli Equity Series Funds, Inc. (the “Company”), on behalf of its series, The Gabelli Focused Growth and Income Fund, and Gabelli Funds, LLC (the “Adviser”).

WHEREAS, the Adviser and the Company have entered into that certain Expense Deferral Agreement, dated as of January 21, 2021, and last renewed for an additional one year term ending January 31, 2023 (the “Existing Agreement”); and

WHEREAS, the Adviser and the Company desire to amend the Existing Agreement, as more fully set forth in this Amendment;

NOW, THEREFORE, the Company and the Adviser hereby agree as follows:

1.	Schedule A of the Existing Agreement is hereby replaced in its entirety with Schedule A attached hereto.

2.

The Existing Agreement may not be terminated by the Adviser with respect to the Fund’s Class A shares, nor may it be amended to increase the Expense Cap set forth with respect to the Fund’s Class A shares in Schedule A, prior to January 31, 2024.

3.	Except as set forth in this Amendment, the Existing Agreement shall continue in full force and effect in accordance with its terms.

4.	This Amendment shall be governed by the laws of the State of New York.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GABELLI EQUITY SERIES FUNDS, INC.

By:
Name:
Title:

GABELLI FUNDS, LLC

By:
Name:
Title:

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Schedule A

The Adviser hereby agrees to waive advisory fees and reimburse expenses to the extent necessary to maintain Total Annual Operating Expenses at the following levels:

Fund	Total Annual Operating Expenses	Total Annual Operating Expenses

	Class I	Class A

The Gabelli Focused Growth and Income Fund	0.80%	1.25%

Fund	Initial Expiration Date	Initial Expiration Date

The Gabelli Focused Growth and Income Fund	January 31, 2022*	January 31, 2024

Effective: August 17, 2022

*Renewed through January 31, 2023, as of August 17, 2022.

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